SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 1, 2014

Date of Report (Date of Earliest Event Reported)

RJD Green, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-170312	27-1065441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4142 South Harvard, Suite D3 Tulsa, OK	74135
(Address of principal executive offices)	(Zip Code)

(918) 551-7883

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Election of Directors

On October 1, 2014, the Company elected John Rabbitt to serve as a director.  There are no arrangements or understandings between Mr. Rabbitt and any other person pursuant to which he was selected as a director.  Mr. Rabbitt will be part of the audit, accounting, and finance committees.

There have been no transactions between Mr. Rabbitt and any related party.  There are no material plans, contracts or arrangements to which Mr. Rabbitt is a party.

Mr. Rabbitt has worked as a principal of Strategic Planning Services Inc., an advisory firm focused on small-cap companies, since 1995.

He received a BBA in Accounting and Business from Drake University in 1968.  He performed graduate work and received a Master’s Degree at Xavier University in Cincinnati in 1973, and attended PepsiCo’s Management Institute from 1977 through 1980, where he learned about distribution management, sales force finance, sales forecasting, and promotion profitability.

On October 1, 2014, Zahoor Ahmad and Eric English resigned as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RJD Green, Inc.

By:      /s/ Rex Washburn

Rex Washburn

Chief Executive Officer

Dated:  October 7, 2014